EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No.’s 333-42891 and 333-90819 on Forms S-8 of AutoNation, Inc., of our report dated June 7, 2005 appearing in this Annual Report on Form 11-K of the AutoNation 401(k) Plan for the year ended December 31, 2004.

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC

Oak Brook, Illinois
June 27, 2005